UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2021

BUTTERFLY NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39292	84-4618156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Old Whitfield Street Guilford, Connecticut	06437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 689-5650

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BFLY	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	BFLY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2021, Butterfly Network, Inc. (the “Company”), entered into an employment agreement (the “Employment Agreement”) with Todd M. Fruchterman, M.D., Ph.D., effective February 1, 2021, in accordance with the binding term sheet entered into between the Company’s predecessor, Butterfly Network, Inc. (the “Predecessor Company”) and Dr. Fruchterman on January 23, 2021 (the “Term Sheet”) pursuant to which the Predecessor Company employed Dr. Fruchterman as its Chief Executive Officer commencing February 1, 2021. As set forth in the Term Sheet, the Employment Agreement provides Dr. Fruchterman’s initial annual base salary is $750,000 and, beginning in 2021, Dr. Fruchterman is eligible to receive an annual discretionary bonus in a target amount equal to 100% of his annual base salary (the “target bonus”), subject to a cap of up to 200% of his annual base salary. Under the Employment Agreement, in connection with his hiring, Dr. Fruchterman will receive a one-time reimbursement bonus having a net, after tax amount equal to up to $1,583,000 to repay his legal obligation to his previous employer and a one-time signing bonus equal to $1,000,000, with an initial payment of $500,000 and the remaining $500,000 to be paid promptly following the first anniversary of Dr. Fruchterman’s employment. The Employment Agreement also specifies that the signing bonus will be subject to repayment if Dr. Fruchterman is terminated for cause or resigns from his position without good reason (each as defined in the Employment Agreement) on or prior to the first anniversary of his employment. Also in connection with his hiring, on January 23, 2021, Dr. Fruchterman was granted an option for 1,500,000 shares of Butterfly common stock (the “Initial Option Award”) at an exercise price of $15.87, the fair market value of Butterfly’s common stock on the date of the grant, with 25% to vest on the first anniversary of Dr. Fruchterman’s employment start date and the remainder to vest in equal monthly installments over the next 36 months. The number of shares subject to the Initial Option Award was adjusted in connection with the acquisition of the Predecessor Company by Longview Acquisition Corp. (the “Business Combination”) to 1,557,450 shares and the exercise price was adjusted to $15.29 per share. On January 23, 2021, Dr. Fruchterman was also granted a restricted stock unit award to receive 1,000,000 shares of Butterfly common stock (the “Initial RSU Award”), which vest in four equal installments on each of the first four anniversaries of Dr. Fruchterman’s employment start date. The number of shares subject to the Initial RSU Award was adjusted in connection with the Business Combination to 1,038,300 shares. Pursuant to Dr. Fruchterman’s Employment Agreement, he will be eligible for annual equity awards subject to time and performance vesting as determined by Butterfly’s Compensation Committee at the time of such grant, with performance-based awards not to exceed 50% of the value of any annual award, and time and performance based vesting not to differ materially from performance measures generally applied to senior executives. The Employment Agreement also specifies that, for the 2021 performance year, Dr. Fruchterman will receive an award with a grant date value of $2,300,000, with 50% of the award in the form of stock options and 50% of the award in the form of restricted stock units, which will vest over three years pursuant to time-based and performance criteria determined by Butterfly’s Compensation Committee.

Under the Employment Agreement, in the event that Dr. Fruchterman is terminated without cause or resigns from his position for good reason, he is entitled to receive a severance payment equal to one year of his then in-effect base salary plus his target bonus, as well as any earned but unpaid annual bonus and payment of an amount equal to COBRA premiums for 12 months. In addition, the Employment Agreement specifies that his outstanding equity awards with time-based vesting will continue to vest for an additional 12 months following his termination and his Initial RSU Award will be vested in full. The Employment Agreement also specifies that, in the event that Dr. Fruchterman is terminated without cause or resigns from his position for good reason within three months prior to or two years following a change in control of Butterfly, he is entitled to receive a severance payment equal to two times the sum of his then in-effect base salary plus his target bonus, as well as any earned but unpaid annual bonus and payment of an amount equal to COBRA premiums for 24 months, and his outstanding equity awards with time-based vesting will be vested in full. Finally, the Employment Agreement provides that, upon Dr. Fruchterman’s termination of employment because of his death or his disability, he is entitled to receive payment of any earned but unpaid annual bonus and such additional vesting of his Initial Option Award and Initial RSU Award such that no less than 50% of the Initial Option Award and Initial RSU Award will be vested upon termination of employment.

Additionally, under the Employment Agreement, Butterfly will reimburse Dr. Fruchterman for reasonable, customary relocation expenses and legal fees related to negotiation of his employment terms. Dr. Fruchterman will also be entitled to annual reimbursement for up to $20,000 of reasonable expenses related to tax preparation and estate planning for the 2020 and 2021 tax years. The Employment Agreement provides that Dr. Fruchterman will be subject to Butterfly’s Non-Competition, Confidentiality and Intellectual Property Agreement, which includes a one year post-employment covenant not to compete with Butterfly in the United States in the field of ultrasound technologies, devices and applications, a two year post-employment covenant not to solicit or service Butterfly’s customers or prospective customers to or for a competing business, and a two year post-employment covenant not to solicit or hire Butterfly’s employees or contractors.

The foregoing description of the Employment Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
10.1	Employment Agreement between Butterfly Network, Inc. and Todd M. Fruchterman, M.D., Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUTTERFLY NETWORK, INC.

By:	/s/ Todd M. Fruchterman, M.D., Ph.D.
Name: Todd M. Fruchterman, M.D., Ph.D.
Title: President and Chief Executive Officer

Date: July 22, 2021